Third Amendment to the September 7, 2004 Joint Development and License Agreement Between Palomar Medical Technologies, Inc. and Johnson & Johnson Consumer Companies, Inc. (the “Agreement”)

Whereas, pursuant to the Agreement, the parties are engaged in a collaboration to develop, clinically test and potentially commercialize home-use, light-based devices for (i) reducing or reshaping body fat including cellulite; (ii) reducing appearance of skin aging; and (iii) reducing or preventing acne; and

Whereas, the parties desire to **.

Now, Therefore, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows effective this 15th day of August 2007:

1.      **.

PALOMAR MEDICAL TECHNOLOGIES, INC.
/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO

JOHNSON & JOHNSON CONSUMER COMPANIES, INC., acting through its division JOHNSON & JOHNSON CONSUMER & PERSONAL PRODUCTS WORLDWIDE
/s/ Francis Florido
Name: Francis Florido
Title: VP Business Development

**Omitted pursuant to request for confidential treatment by Palomar Medical Technologies, Inc. and filed separately with the SEC.